UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2008 (August 4, 2008)
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-12716 (Commission File Number)	04-2573920 (IRS Employer Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1 Asset Purchase Agreement, dated August 4, 2008.
EX-99.2 Secured Promissory Note (principal amount $22,000,000), dated August 4, 2008.
EX-99.3 Secured Promissory Note (principal amount $3,200,000), dated August 4, 2008.
EX-99.4 Security Agreement, dated August 4, 2008.
EX-99.5 Guaranty, dated August 4, 2008.

Item 1.01. Entry into a Material Definitive Agreement.
     The response to this item is included in Item 2.02 Completion of Acquisition or Disposition of Assets below and is incorporated herein by reference in its entirety.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On August 4, 2008, Clinical Data, Inc. (the “Company”) and its wholly-owned subsidiary PGxHealth LLC (“PGxHealth”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Adenosine Therapeutics, L.L.C. (“Adenosine”), a developer of drug products relating to selective adenosine receptor modulators, pursuant to which Adenosine agreed to sell to PGxHealth substantially all of its assets, including, but not limited to, all equipment and personal property, leases, patents, know-how, trademarks, copyrights, in-license and out-license rights and agreements; the Company and PGxHealth agreed to assume certain liabilities of Adenosine. The consideration paid under the Purchase Agreement was $11 million in cash, and PGxHealth’s issuance of a $22 million, five-year promissory note (“Note 1”) and a separate $3.2 million, 32-month promissory note (“Note 2” and collectively with Note 1, the “Notes”). In addition, for a period of ten years following the closing, contingent consideration of up to $30 million in cash may be paid by the Company to Adenosine upon the achievement of certain regulatory and commercial milestones as follows: (i) $5 million upon the approval by the United States Food and Drug Administration for sale in the United States of any product covered by any of Adenosine’s patents (a “Seller Compound”); (ii) $10 million upon the initial achievement of $100 million in aggregate gross sales of any Seller Compound in any fiscal year; (iii) $15 million upon the initial achievement of $250 million in aggregate gross sales of any Seller Compound; and (iv) one-third of all licensing and/or sublicensing revenue received by the Company with respect to license and/or sublicense of any Seller Compound or any of Adenosine’s patents, up to a maximum aggregate of $15 million payable to Adenosine; provided, however, (a) that all amounts up to the first $5 million paid to Adenosine under section (iv) shall offset on a dollar-for-dollar basis the payment required by section (i) above and (b) all amounts paid to Adenosine in excess of $5 million pursuant to section (iv) shall offset on a dollar-for-dollar basis the payment required by section (ii) above. Total consideration under the Purchase Agreement could reach $66.2 million upon the achievement of all milestones and/or receipt of licensing and/or sublicensing revenue following the closing.
     The Company and PGxHealth agreed to employ all existing employees of Adenosine immediately following the closing on substantially similar terms as such employees had with Adenosine prior to the transaction, including certain severance benefits to be paid to former Adenosine employees if they are terminated without cause during the first six months following the closing. As more fully described in the Purchase Agreement, the Company and PGxHealth agreed to indemnify Adenosine, and Adenosine agreed to indemnify the Company and PGxHealth, for certain breaches of representations, warranties, covenants and obligations made in the Purchase Agreement, including certain liabilities retained by Adenosine, subject in some cases to certain time and monetary limitations.
     As security for the obligations underlying the Notes, PGxHealth and Adenosine entered into a security agreement (the “Security Agreement”), granting Adenosine a first priority continuing security interest in all of the assets that PGxHealth acquired from Adenosine, until the Notes are repaid in full, including but not limited to accounts receivable, inventory, equipment, intellectual property and general intangibles, as more fully detailed in the Security Agreement.

     The Company also entered into a guaranty with Adenosine (the “Guaranty”), pursuant to which the Company guarantees PGxHealth’s obligations under the Notes.
     Note 1 accrues simple interest of 6% per annum, amortized over the five term of Note 1 in equal quarterly installments paid in arrears. Note 2 accrues simple interest of 11% per annum, amortized over the thirty-two month term of Note 2 in equal quarterly installments paid in arrears.
     The Notes are currently in repayment. Note 1 requires quarterly principal and interest payments over the term of Note 1. Principal payments under Note 1 will be $1,100,000 per quarter. Note 2 requires monthly principal and interest payments over the term of Note 2. Principal payments will be $1,000,000 per month. The Notes currently may be prepaid at any time without payment of any premium or penalty, together with interest thereon accrued to the date of prepayment. In addition, upon the occurrence and during the continuance of an event of default (as defined in the Notes), Adenosine may accelerate payments due under the Notes and, in the event of such an acceleration, the amount due and owing to Adenosine shall be 100% of the then outstanding principal amount of the Notes, plus accrued and unpaid interest, if any.
     Under the terms of the Notes, the entire principal balance, plus any accrued and unpaid interest and fees, could be accelerated if: principal and interest payments are not timely made; the occurrence of an event of default under the Security Agreement or the Guaranty; the Company or PGxHealth declares bankruptcy, makes an assignment for the benefit of creditors or applies for the appointment of a receiver or trustee for a substantial part of its assets and properties.
     The foregoing summary of the terms of each of the Purchase Agreement, the Notes, the Security Agreement and the Guaranty is not complete and is subject to, and qualified in its entirety by reference to such agreements, which are filed as Exhibits 99.1 through 99.5 hereto and are incorporated by reference herein in their entirety.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The response to this item is included in Item 2.01 Completion of Acquisition or Disposition of Assets above and is incorporated herein by reference in its entirety.
Item 3.02. Unregistered Sales of Equity Securities.
     The information required to be presented in response to this item is partially contained in Item 2.01 Completion of Acquisition or Disposition of Assets above and in Exhibit 99.2 and 99.3, all of which information is incorporated herein by reference in its entirety. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the issuance of the Notes referenced in Exhibit 99.2 and 99.3 pursuant to Section 4(2) of the Act because, among other things, the transaction did not involve a public offering, there was only one investor, who the Company reasonably believes is an accredited investor as such term is defined in Rule 501(a) of the Act, the investor had access to information about the Company, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01. Financial Statements and Exhibits.
(a)  Financial Statements of Business Acquired.
       Any information required by Item 9.01(a) will be filed by an amendment to this current report, as may be required by applicable SEC rules and regulations.
(b)  Pro Forma Financial Information.
       Any information required by Item 9.01(b) will be filed by an amendment to this current report, as may be required by applicable SEC rules and regulations.
(c)  Exhibits.

99.1	Asset Purchase Agreement, dated August 4, 2008.
99.2	Secured Promissory Note (principal amount $22,000,000), dated August 4, 2008.
99.3	Secured Promissory Note (principal amount $3,200,000), dated August 4, 2008.
99.4	Security Agreement, dated August 4, 2008.
99.5	Guaranty, dated August 4, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary

DATE: August 8, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Asset Purchase Agreement, dated August 4, 2008. Filed herewith.

99.2	Secured Promissory Note (principal amount $22,000,000), dated August 4, 2008. Filed herewith.

99.3	Secured Promissory Note (principal amount $3,200,000), dated August 4, 2008. Filed herewith.

99.4	Security Agreement, dated August 4, 2008. Filed herewith.

99.5	Guaranty, dated August 4, 2008. Filed herewith.